Exhibit 10.1

                                                                  EXECUTION COPY

                                   QMED, INC.

                            STOCK PURCHASE AGREEMENT

         AGREEMENT dated as of October 21, 2004, by and between QMed, Inc., a Delaware corporation (the "Company") having an office at 25 Christopher Way, Eatontown, New Jersey 07724, and Quest Diagnostics Ventures LLC, having an office at One Malcolm Avenue, Teterboro, New Jersey 07608 (the "Investor").

                              W I T N E S S E T H :

         WHEREAS, the Company desires to sell an aggregate of 298,507 shares (the "Shares") of its Common Stock, $.001 par value, (the "Common Stock") for an aggregate of $2,000,000 to the Investor, who is an "accredited investor" within the meaning of Rule 501(a) adopted under the Securities Act of 1933 (the "Act"); and

         WHEREAS, the Investor wishes, pursuant to the terms and conditions hereinafter set forth, to purchase the Shares.

         NOW THEREFORE, in consideration of the premises, and the respective representations and warranties hereinafter set forth, the Company and the Investor agree as follows:

1. SUBSCRIPTION.

         The Investor, intending to be legally bound, hereby irrevocably subscribes for and agrees to purchase the Shares.

2. PURCHASE AND CLOSING.

         2.1 The Investor delivers herewith the sum of $2,000,000 (the "Purchase Price") to the Company.

         2.2 The Company hereby delivers the following to the Investor:

         (a) a certificate, in due and proper form, representing the Shares purchased upon which a legend substantially in the following form will be endorsed:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR

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                  AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER
                  SAID ACT"; and

         (b) an opinion of the Company's counsel addressed to the Company which indicates that the Investor may rely upon it as to the matters set forth in Sections 5.1, 5.2, 5.3, 5.5, 5.6, 5.7 and
                  5.8 of this Agreement; and

         (c)      a counterpart of this Agreement executed by the Company; and

         (d) a duly executed Registration Rights Agreement in the form annexed hereto as Exhibit A.

3. INVESTOR REPRESENTATIONS AND WARRANTIES.

         The Investor hereby acknowledges, represents and warrants to, and agrees with, the Company as follows:

         3.1 The Investor is acquiring the Shares for its own account as principal, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person except the Investor's corporate parent has a direct or indirect beneficial interest in such Shares;

         3.2 The Investor acknowledges its understanding that the offering and sale of the Shares is intended to be exempt from registration under the Act by virtue of Section 4(2) of the Act and the provisions of Regulation D thereunder. In furtherance thereof, the Investor represents and warrants to and agrees with the Company as follows:

         (a) the Investor has the financial ability to bear the economic risk of its investment, has adequate means for providing for its current needs and contingencies and has no need for liquidity with respect to its investment in the Company;

         (b) the Investor is a corporation, trust, estate, benefit plan, partnership other entity, which comes within a category of "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Act (17 C.F.R. 230.501(a));

         3.3 The Investor:

         (a) has been furnished with the Company's Report on Form 10-K for the year ended November 30, 2003, including the Company's Annual Report to Stockholders, the Company's quarterly reports on Form 10-Q for the quarters ended February 29, 2004, May 31, 2004 and August 31, 2004, the Company's Proxy Statement dated May 24, 2004, and the Company's Current Reports on Form 8-K dated February, 25, 2004, April 13, 2004 and June 25, 2004 (which are referred to as the "Documents") and any documents which may have been made available upon request, and has carefully read the Documents and understands and has evaluated the risks of a purchase of Shares, and has relied solely

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                  (except as indicated in subsections (b) and (c) below) on the information contained in the Documents;

         (b) has been provided an opportunity to obtain additional information concerning the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense;

         (c) has been given the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of this investment, and has been given the opportunity to obtain such additional information necessary to verify the accuracy of the information contained in the Documents or that which was otherwise provided in order for the Investor to evaluate the merits and risks of purchase of the Shares to the extent the Company possesses such information or can acquire it without unreasonable efforts or expense, and has not been furnished any other offering literature or prospectus except as mentioned herein;

         (d) has not been furnished with any oral representation or oral information in connection with the offering of the Shares which is not contained in the Documents; and

         (e) has determined that the Shares are a suitable investment and that at this time the Investor could bear a complete loss of its investment;

         3.4 The Investor represents, warrants and agrees that it will not sell or otherwise transfer the Shares unless registered under the Act or in reliance upon an exemption therefrom, and fully understands and agrees that it must bear the economic risk of its purchase for an indefinite period of time because, among other reasons, the Shares have not been registered under the Act or under the securities laws of certain states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Act and under the applicable securities laws of such states or an exemption from such registration is available. The Investor also understands that except as set forth in the Registration Rights Agreement and the Company's independent obligation to remain current in its filings under the Securities Exchange Act of 1934, as amended, the Company is under no obligation to register the Shares on its behalf or to assist the Investor in complying with any exemption from registration under the Act. The Investor further understands that sales or transfers of the Share are restricted by the provisions of state securities laws;

         3.5 The person signing this Stock Purchase Agreement on behalf of such entity has been duly authorized by such entity to do so;

         3.6 No representation or warranties have been made to the Investor by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Company herein;

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         3.7 The execution and delivery by the Investor of, and the performance by the Investor of its obligations under this Agreement and the Registration Rights Agreement in accordance with their terms will not contravene any provision of applicable law or the charter documents of the Investor or any agreement or other instrument binding upon the Investor, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Investor, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Investor of its obligations under such Agreements in accordance with their respective terms;

         3.8 The Investor has been duly organized, is validly existing and is in good standing under the laws of the State of Delaware. The Investor has full power and authority to enter into this Agreement, and this Agreement has been duly and validly authorized, executed and delivered by the Investor and constitutes valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms, except as such enforcement may be limited by the United States Bankruptcy Code, laws effecting creditors rights, generally and general equitable principles.

         3.9 The foregoing representations, warranties and agreements shall survive the Closing.

4. INVESTOR AWARENESS.

         The Investor acknowledges, represents, agrees and is aware that:

         4.1 No Federal or state agency has passed on the Shares or made any finding or determination as to the fairness of this investment;

         4.2 There are substantial risks incident to the purchase of Shares;

         4.3 The investment in the Company is an illiquid investment and the Investor must bear the economic risk of investment in the Shares for an indefinite period of time;

         4.4 There are substantial restrictions under the Act on transferability of the Shares;

         4.5 The foregoing acknowledgments, representations, warranties and agreements shall survive the Closing.

5. COMPANY REPRESENTATIONS AND WARRANTIES.

         The Company hereby acknowledges, represents and warrants to, and agrees with the Investor (which representations will be true and correct as of the date of the Closing as if the Agreement were made on the date of Closing) as follows:

         5.1 The Company and each of its subsidiaries has been duly organized, is validly existing and is in good standing under the laws of their respective

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states of incorporation. The Company has full corporate power and authority to enter into this Agreement and the Registration Rights Agreement, and each of this Agreement and the Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by the United States Bankruptcy Code, laws effecting creditors rights, generally and general equitable principles.

         5.2 Subject to the performance by the Investor of its obligations under this Agreement and the accuracy of the representations and warranties of the Investor, the offering and sale of the Securities will be exempt from the registration requirements of the Act.

         5.3 The execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement and the Registration Rights Agreement in accordance with their terms will not contravene any provision of applicable law or the charter documents of the Company or any of its subsidiaries or any agreement or other instrument binding upon the Company or any of its subsidiaries, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement and the Registration Rights Agreement in accordance with their respective terms.

         5.4 The Company has filed all forms, reports and documents required to be filed by it with the SEC since August 31, 2003 (each such report being an "SEC Report"), including the Documents. Each SEC Report was prepared in accordance with either the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations promulgated thereunder. The Documents did not, and through the date of the Closing will not, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made and at the time of their filing, not misleading.

         5.5 All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive or similar rights. As of September 30, 2004, 40,000,000 shares of Common Stock are authorized, of which 14,789,105 shares of Common Stock are issued and outstanding, 22,000 shares of Common Stock are held as treasury shares and approximately 4,500,000 shares are reserved for issuance under the Company's stock option plans and for the exercise of outstanding warrants and convertible securities. The Company does not have any class of authorized stock other than Common Stock. The Shares have been duly authorized and are validly issued and fully paid and non-assessable, and the Shares are not subject to any preemptive or similar rights and are free and clear of any liens, claims and encumbrances other than any restrictions under the Act and applicable state securities laws.

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         5.6 The Company and each of its subsidiaries are not in violation of their respective charter or bylaws and are not in default in the performance of any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust, license, contract, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it is bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, except such as have been waived or which would not have, singly or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole.

         5.7 There is no material litigation or governmental proceeding pending, or to the knowledge of the Company, threatened against, or involving the property or the business of the Company or any of its subsidiaries which would adversely affect the condition (financial or otherwise), business, prospects or results of operations of the Company and its subsidiaries, taken as a whole.

         5.8 The Company is not (and has not been) in violation of or has received notice of any deficiency in or violation of any applicable law, rule, regulation, license, permit or requirement of any governmental authority, with such exception as would not have, singly or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole

         5.9 The consolidated financial statements set forth in the Documents fairly present the financial position and the results of operations of the Company, at the dates and periods therein specified. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the respective periods involved and are complete and accurate and are in accordance with the books and records of the Company. Since August 31, 2004, the Company and its subsidiaries:

         (a) have not entered into any transaction outside of the ordinary course of business; or

         (b) suffered any material adverse change in its financial condition or results of operations except as disclosed or contemplated in these Documents.

         5.10 The foregoing representations, warranties and agreements shall survive the Closing.

6. OBSERVER RIGHTS

         6.1 The Company shall invite a representative of Investor (the "Representative"), which Representative must be reasonably acceptable to the Company, to attend all meetings of the Company's Board of Directors in a non-voting observer capacity and, in this respect, shall give such Representative copies of all notices, minutes, consents and other materials that it provides to all of its directors; provided, however, (i) that the Company reserves the right to withhold any information and to exclude such Representative from any meeting, or any portion thereof, as is reasonably determined by the Chairman of the Board or a majority of the members of the Board of Directors to be necessary for purposes of confidentiality, competitive

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factors, attorney-client privilege or other reasonable purposes; and (ii) that in no event shall the failure to provide the notice described above invalidate in any way any action taken at a meeting of the Board of Directors. The Company shall not compensate Investor nor reimburse Investor for expenses incurred in exercising its rights under this paragraph 6.1. The Investor and its Representative shall use commercialy reasonable efforts to maintain the confidentiality of all financial, confidential and proprietary information of the Company acquired as a result of the Investor exercising its rights under this paragraph 6.1 in accordance with the same standard of care that the Investor applies to protect its own confidential information of like character (but which in any event shall be not less than a reasonable standard of care). This obligation shall not apply to any information which (a) at the time of disclosure or discovery, is in the public domain; or (b) after disclosure, becomes part of the public domain by publication or otherwise except by breach of this Agreement; or (c) was in the Investor's possession prior to the time of disclosure by the Company and was not acquired, directly or indirectly, from the Company; or (d) the Investor or its Representative receives from a third party; provided, however, that to the knowledge of the Company, the source of such information is not bound by a confidentiality agreement or other contractual or legal obligation of confidentiality to the Company with respect to such information; or (e) is developed by the Investor subsequent to and independent of the receipt of information from the Company.

         6.2. The Investor agrees to provide the Company, with all information reasonably requested by the Company, to ascertain whether the Investor's representative is acceptable to the Company.

         6.3 The rights set forth under paragraph 6. l and 6.2 shall expire on the earlier of: (a) the date on which a Quest designee is elected to the Company's Board of Directors, and (b) the occurrence of any transaction by which the Investor ceases to own or have a beneficial interest in at least 142,857 shares of the Company's Common Stock.


7. MISCELLANEOUS.

         7.1 Modification. Neither this Agreement nor any provisions hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

         7.2 Notices. Any notice, demand or other communication which any party hereto may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if (a) deposited, postage prepaid, in a United States mail letter box, registered or certified mail, return receipt requested, in each case addressed to the Treasurer of the other party (or such other person as may be designated) at the address indicated above or at such other address as may be given herein, or (b) delivered personally at such address.

         7.3 Counterparts. This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such

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counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

         7.4 Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns. If the undersigned is more than one person, the obligation of the Investor shall be joint and several, and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators and successors.

         7.5 Entire Agreement. This instrument contains the entire agreement of the parties, and there are no representations, covenants or other agreements except as stated or referred to herein.

         7.6 Assignability. This Agreement is not transferable or assignable by the Investor except as may be provided herein.

         7.7 Applicable Law. This Agreement shall be governed and construed under the laws of the State of Delaware.

         7.8 Public Announcement. Each party agrees that neither it nor any of its Affiliates will make any public announcement regarding the transactions contemplated by this Agreement without the consent of the other party, except to the extent such announcement may be require by law, in which case each party shall reasonably consult with the other party prior to the making of any such annoucment.

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8. EXECUTION.

         The Investor has executed this Stock Purchase Agreement on this 21st day of October, 2004.

                                                  QUEST DIAGNOSTICS VENTURES LLC


                                                  By:  Leo C. Farrenkopf, Jr.
                                                     ---------------------------
                                                  Name: Leo C. Farrenkopf, Jr.
                                                  Title: Vice President and
                                                         Assistant Secretary

Accepted this 21st day of October, 2004.

                                                  QMED, INC.


                                                  By:  William T. Schmitt, Jr.
                                                     ---------------------------
                                                  Name: William T. Schmitt, Jr.
                                                  Title: Chief Financial Officer